Exhibit 99.1

Canoo Secures Oklahoma City Manufacturing Facility

Justin, TX – (April 10, 2023) Canoo Inc. (NASDAQ: GOEV), a high-tech advanced mobility company has entered into a long-term lease agreement with an affiliate of AFV Partners, a related party, for its recently announced Vehicle Manufacturing Facility in Oklahoma City. Canoo will initially occupy close to 500,000 square feet, with the ability to expand. In phase 1, Canoo expects to employ more than 500 people, ramping teams over the coming months.

“One of the reasons we picked Oklahoma is because it has one of the most amazing work forces in America. They have proven themselves across many industries, including aviation and aero defense, which is why we are excited to announce our second manufacturing facility in Oklahoma City, following our Vehicle Module Manufacturing Facility event on April 5, in Pryor, OK,” said Tony Aquila, Chairman and CEO at Canoo. “I want to thank Mayor Holt and the people of Oklahoma City for welcoming us. I also want to thank Secretary of Commerce Mariska and his team for all their help, as well as Terex leadership for allowing us to get started with our teams prior to the close.”

An existing commercial site with room for expansion on more than 120 acres, Canoo’s Oklahoma City Manufacturing Facility will support a full general and final vehicle assembly line, state-of-the-art robotics, a body shop, paint shop and automated paint line including e-coat and sealing, quality control, complete vehicle testing, validation and more. With an existing training center, and test track, the facility is located within easy proximity to road, rail, and waterways, making it ideal for sophisticated supply chains and manufacturing. This facility will be powered by OG&E and has the flexibility to incorporate renewable energy. Canoo’s recently announced Pryor facility includes renewable energy sources powered by GRDA.

About Canoo

Canoo's mission is to bring EVs to Everyone. The company has developed breakthrough electric vehicles that are reinventing the automotive landscape with their pioneering technologies, unique design and business model that spans multiple owners across the full lifecycle of the vehicle. Canoo designed a modular electric platform that is purpose-built to maximize the vehicle interior space and is customizable for all owners in the vehicle lifecycle, to support a wide range of business and consumer applications. Canoo has teams in California, Texas, Michigan, Oklahoma and Arkansas. For more information, visit www.canoo.com. For Canoo press materials, including photos, visit press.canoo.com. For investors materials, visit investors.canoo.com.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward- looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, expectations and timing related to commercial product launches and the achievement of operational milestones, including the ability to meet and/or accelerate anticipated production timelines, Canoo's ability to capitalize on commercial opportunities, current or anticipated customer orders, and expectations regarding the development of facilities. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Canoo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Canoo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; Canoo’s ability to access future capital, via debt or equity markets, or other sources; the rollout of Canoo's business and the timing of expected business milestones and commercial launch; future market adoption of Canoo's offerings; risks related to Canoo's go-to-market strategy and manufacturing strategy; the effects of competition on Canoo's future business, and those factors discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations" in Canoo's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 30, 2023, as well as its past and future Quarterly Reports on Form 10-Q and other filings with the SEC, copies of which may be obtained by visiting Canoo's Investors Relations website at investors.canoo.com or the SEC's website at www.sec.gov. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Canoo does not presently know or that Canoo currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Canoo’s expectations, plans or forecasts of future events and views as of the date of this press release. Canoo anticipates that subsequent events and developments will cause Canoo’s assessments to change.

However, while Canoo may elect to update these forward-looking statements at some point in the future, Canoo specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Canoo’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Media Contacts:

Agnes Gomes-Koizumi, VP, Communications

Press@canoo.com